Exhibit 10.12(b)

AMENDMENT NO. 1 AND AGREEMENT TO

REVOLVING CREDIT AND TERM LOAN AGREEMENT

This Amendment No. 1 and Agreement dated as of June 12, 2008 to the Revolving Credit and Term Loan Agreement (this “Amendment No. 1 and Agreement”), is entered into among Atlas Pipeline Partners, L.P., a Delaware limited partnership (“Borrower”), the Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto (the “Guarantors”), the Lenders signatory hereto and Wachovia Bank, National Association, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and amends the Revolving Credit and Term Loan Agreement dated as of July 27, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Borrower, the Guarantors named therein (collectively, the “Guarantors”), the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent and the other agents and arrangers named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Section 12.04 of the Credit Agreement provides that the Credit Agreement may be amended, modified and waived from time to time;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement in certain respects as set forth herein and the Lenders and the Administrative Agent are agreeable to the same, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Amendment to Credit Agreement

(a) Amendments to Section 1.02 of the Credit Agreement. Section 1.02 of the Credit Agreement is hereby amended as follows:

(i) The definition of “Consolidated EBITDA” is hereby amended and restated as follows:

“Consolidated EBITDA means, for any trailing twelve-month period, the sum of (i) Consolidated Net Income for such period, plus without duplication (ii) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization, non-cash compensation on long-term incentive plans, extraordinary, unusual or non-recurring charges relating to premiums or penalties paid to counterparties, in connection with the breakage, termination or unwinding of Hedging Agreements to the extent such charges are financed with or paid for out of proceeds of an Equity Offering by the Borrower and other non-cash charges (other than a non-cash charge resulting from an accrual of a reserve for any cash charge in any future period) to Consolidated Net Income including non-cash losses resulting from mark to market accounting of Hedging Agreements, minus without duplication (iii) non-cash credits to Consolidated Net Income including non cash gains resulting from mark to market accounting of hedging agreements; provided that with respect to that portion of the Borrower’s Consolidated EBITDA attributable to the Acquired Business, (a) such portion of Consolidated EBITDA for the fiscal quarter ending December 31, 2007 shall be calculated by annualizing the Consolidated EBITDA of the Acquired Business for such fiscal quarter and the previous fiscal quarter and (b) such portion of Consolidated EBITDA for the fiscal quarter ending March 31, 2008 shall be calculated by annualizing the Consolidated EBITDA of the Acquired Business for such fiscal quarter and the two previous fiscal quarters. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to include, as of the first day of any applicable period, without duplication, (x) the Anadarko Formation or any acquisition permitted pursuant to Section 9.03(i) closed during such period, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of the Anadarko Formation or any acquisition permitted pursuant to Section 9.03(i) closed during such period calculated on a basis consistent with GAAP and Regulation S-X of the Securities Exchange Act of 1934, as amended, or as approved by the Administrative Agent and (y) any Pro Forma Cost Savings.

(ii) The definition of “Loan Documents” is hereby amended and restated as follows:

“Loan Documents means this Agreement, the Notes, the Guaranty Agreements, all Letters of Credit, all Letter of Credit Agreements, the Fee Letter, the Security Instruments, the Increase Joinder, if any, and each other document, instrument, certificate and agreement executed and delivered by the Borrower or any Subsidiary thereof in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement and Cash Management Agreements), all as may be amended, restated, supplemented or otherwise modified from time to time.”

The definition of “Revolver Facility” is hereby amended and restated as follows:

“Revolver Facility means the credit facility as described in and subject to the limitations set forth in Section 2.01(a)(i) hereof (as the same may be decreased pursuant to Section 2.03(a) or increased pursuant to Section 2.12(a)).”

(iii) The following definitions shall be added in alphabetical order to read as follows:

“Decline Commitment” means the agreement of each Term Lender who has executed clause (2)(A) of the signature page to the Amendment No. 1 and Agreement dated as of June 10, 2008 to the Credit Agreement to decline the entire portion of the prepayment of its Term Loans pursuant to Section 3.01(b)(vii) of this Agreement.

“Increase Effective Date has the meaning assigned to such term in Section 2.12(a).

“Incremental Loan” has the meaning assigned to such term in Section 2.12(c).

“Incremental Loan Commitment” has the meaning assigned to such term in Section 2.12(a).

“Incremental Loan Maturity Date” has the meaning assigned to such term in Section 2.12(c).

“Increase Joinder” has the meaning assigned to such term in Section 2.12(c).”

“OID” has the meaning assigned to such term in Section 2.12(c).

(b) Amendments to Section 3.01(b) of the Credit Agreement. Section 3.01(b) of the Credit Agreement is hereby amended as follows:

(i) Clause (vii) is amended and restated as follows:

“(vii) So long as any Term Loans remain outstanding, any Term Loan Lender may elect to decline the entire portion of the prepayment of its Term Loans pursuant to Section 3.01(b) by delivery of a completed Notice of Election to the Administrative Agent by telecopy at least one Business Day prior to the applicable prepayment date, in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans but was so declined shall be ~~re-offered to those Term Loan Lenders under this Agreement who have initially accepted such prepayment (such re-offer to be made to each such Term Loan Lender based on the percentage which such Term Loan Lender’s Term Loans represents of the aggregate Term Loans of all such Term Loan Lenders who have initially accepted such prepayment). In the event of such a re-offer, the relevant Lenders may elect to decline in such Notice of Election all of the amount of such prepayment that is re-offered to them, in which case the aggregate amount of the prepayment that would have been applied to prepay such Term Loans pursuant to such re-offer but was so declined shall be~~ applied to repay Revolver Loans; provided that no reduction of the Revolver Commitments shall be required in connection with such prepayment. Any amounts remaining following repayment of the Revolver Loans shall be returned to the Borrower. In the absence of delivery of a completed Notice of Election with respect to any prepayment at least one Business Day prior to the applicable prepayment date, such Lender shall automatically be deemed to have accepted such prepayment ~~and any re-offer~~ in respect thereof.”

(c) Amendments to Article II of the Credit Agreement. Article II of the Credit Agreement is hereby amended by adding Section 2.12 as follows:

“Section 2.12 Increase in Commitments.

a)	Borrower Request. Borrower may by written notice to the Administrative Agent elect to request prior to the Termination Date, an increase to the existing Revolver Commitments (an “Incremental Loan Commitment”) by an amount not in excess of $140,000,000; provided that the sum of the Incremental Loan Commitment and the amount of Revolver Loans repaid by the Borrower with the proceeds of a Specified Note Offering declined by the Term Loan Lenders pursuant to Section 3.01(b)(vii) of this Agreement shall not exceed $200,000,000; provided, however that the limitation in the immediately preceding proviso shall cease to apply 45 business days after the date of the Amendment No. 1 and Agreement. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which Borrower proposes that the increased or new Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom Borrower proposes any portion of such increased or new Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new Commitments may elect or decline, in its sole discretion, to provide such increased or new Commitment.

b)	Conditions. The increased or new Commitments shall become effective, as of such Increase Effective Date; provided that;

i.	each of the conditions set forth in Section 6.02 shall be satisfied;

ii.	no Default would result from the borrowings to be made on the Increase Effective Date;

iii.	after giving pro forma effect to the borrowings to be made on the Increase Effective Date and to any change in Consolidated EBITDA and any increase in Indebtedness resulting from the consummation of any acquisition permitted by Section 9.03(i) concurrently with such borrowings as of the date of the most recent financial statements delivered pursuant to Section 8.01(a) or (b), Borrower shall be in compliance with each of the covenants set forth in Sections 9.13 and 9.14;

iv.	Borrower shall make any payments required pursuant to Section 5.05 in connection with any adjustment of Revolver Loans pursuant to Section 2.12(d); and

v.	Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

c)	Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to the new Commitments shall be as follows:

i.	terms and provisions of Revolver Loans made pursuant to Incremental Loan Commitments (“Incremental Loans”) shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the Revolver Loans (it being understood that Incremental Loans may be a part of the Loans);

ii.	the weighted average life to maturity of any Incremental Loans shall be no shorter than the weighted average life to maturity of the existing Revolver Loans;

iii.	the maturity date of Incremental Loans (the “Incremental Loan Maturity Date”) shall not be earlier than the Termination Date;

iv.	the Applicable Margins for the Incremental Loans shall be determined by Borrower and the Lenders of the Incremental Loans; provided that in the event that the Applicable Margins for any Incremental Loans are greater than the Applicable Margins for the Revolver Loans, then the Applicable Margins for the Revolver Loans shall be increased to the extent necessary so that the Applicable Margins for the Incremental Loans are equal to the Applicable Margins for the Revolver Loans; provided, further, that in determining the Applicable Margins applicable to the Revolver Loans and the Incremental Loans, (x) original issue discount (“OID”) shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) upfront fees in excess of 1.0% (which shall be deemed to constitute like amounts of OID) payable by Borrower to the Lenders of the Loans or the Incremental Loans in the primary syndication thereof shall be included and (z) customary arrangement or commitment fees payable to the Lead Arranger (or its affiliates) in connection with the Revolver Loans or to one or more arrangers (or their affiliates) of the Incremental Loans shall be excluded; and

v.	to the extent that the terms and provisions of Incremental Loans are not identical to the Revolver Loans (except to the extent permitted by clause (iv) or (v) above) they shall be reasonably satisfactory to the Administrative Agent.

The increased or new Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by Borrower, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.12. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolver Loans shall be deemed, unless the context otherwise requires, to include references to Revolver Loans made pursuant to new Commitments and Incremental Loans that are Revolver Loans, respectively, made pursuant to this Agreement.

d)	Adjustment of Revolver Loans. Each Revolver Lender that is acquiring a new or additional Revolver Commitment on the Increase Effective Date shall make a Revolving Loan, the proceeds of which will be used to prepay the Revolver Loans of the other Revolver Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolver Loans outstanding are held by the Revolver Lenders pro rata based on their Revolver Commitments after giving effect to such Increase Effective Date. If there is a new borrowing of Revolver Loans on such Increase Effective Date, the Revolver Lenders after giving effect to such Increase Effective Date shall make such Revolver Loans in accordance with Section 2.01.

e)	Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Instruments. The Borrower shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Instruments continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Commitments.”

(d) Section 12.06(c) of the Credit Agreement is hereby amended and restated as follows:

“Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Administrative Agent shall identify in the Register those Term Lenders that have agreed to make the Decline Commitment (and their assignees). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.”

Section 2. Agreement to Decline Prepayment of Term Loan

(a) Subject to the satisfaction of the conditions set forth in Section 3 hereof, to the extent the Borrower consummates a senior or subordinated unsecured note offering within 45 business days of the Amendment No. 1 and Agreement Effective Date (as defined below) (a “Specified Note Offering”), each Term Lender that executes clause (2)(A) of the signature page below hereby agrees, as to all Term Loans held by such Term Lender, which agreement shall also be binding upon assignees of such Term Loans, to decline the prepayment of its Term Loans pursuant to Section 3.01(b)(vii) of the Credit Agreement up to an amount that, together with the aggregate amount of all other Term Loan prepayments from the proceeds of a Specified Note Offering declined by Term Lenders pursuant to Section 3.01(b)(vii) of the Credit Agreement, equals the outstanding amount of Revolving Loans at such time, such calculation to be made by the Administrative Agent (the “Agreement to Decline”).

Section 3. Conditions Precedent to the Effectiveness of this Amendment No. 1 and Agreement

(a) This Amendment shall become effective as of the date hereof (the “Amendment No. 1 and Agreement Effective Date”) when, and only when, each of the following conditions precedent shall have been (or is or will be substantially concurrently therewith) satisfied or waived by the Administrative Agent:

(i) The Administrative Agent shall have received counterparts of this Amendment No. 1 and Agreement, duly executed by (1) the Borrower, (2) the Administrative Agent and (3) the Required Lenders with respect to amendments described in Section 1 and each of the Term Lenders agreeing to the Agreement to Decline described in Section 2; provided, that if the consent of the Required Lenders is received but the consent of all of the Term Lenders to the Agreement to Decline is not received, the amendments described in Section 1 shall become effective but the Agreement to Decline shall become operative only with respect to the Term Lenders who have consented to the Agreement to Decline and shall have no effect on the Term Lenders who have not consented to the Agreement to Decline;

(ii) The Administrative Agent shall have received an opinion of legal counsel for the Borrower, dated the Amendment No. 1 and Agreement Effective Date and addressed to the Administrative Agent and the Lenders, which opinion shall provide, among other things, that the execution and delivery of the Amendment by the Borrower and the consummation of the transactions contemplated thereby will not violate the corporate instruments of the Borrower or the terms of the Loan Documents, and shall otherwise be in form and substance acceptable to the Administrative Agent and the Lenders;

(iii) The Borrower shall have paid (1) the Administrative Agent the fees in the amounts previously agreed to be received on the Amendment No. 1 and Agreement Effective Date and (2) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment No. 1 and Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto);

(iv) The Borrower shall have paid a fee to (i) each Lender who consents to this Amendment No.1 and Agreement on or prior to 12:00pm, Charlotte, NC time, on June 12, 2008 in an amount equal to 25 basis points of such consenting Lender’s Term Loans and used and unused Revolver Commitments on the Amendment No.1 and Agreement Effective Date;

(v) On the date each Term Lender who executes the Agreement to Decline pursuant to Section 2 hereof declines the entire portion of the prepayment of its Term Loans pursuant to Section 3.01(b)(vii) of the Credit Agreement, the Borrower shall pay a fee to each such Term Lender in an amount equal to such Term Lender’s pro rata share of total outstanding Term Loans multiplied by the product of 50 basis points and the aggregate net proceeds from a Specified Note Offering that are applied to repay outstanding Revolving Loans.

Section 4. Representations and Warranties

On and as of the Amendment No. 1 and Agreement Effective Date, after giving effect to this Amendment No. 1 and Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and the Credit Agreement, as amended by this Amendment No. 1 and Agreement, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms;

(b) No Default or Event of Default under the Credit Agreement exists or is continuing or would exist immediately after giving effect to this Amendment No. 1 and Agreement.

(c) No consent, approval, authorization or offer of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The representations and warranties set forth in Article VII of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

Section 5. Reference to and Effect on the Loan Documents

(a) As of the Amendment No. 1 and Agreement Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment No. 1 and Agreement and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment No. 1 and Agreement as of the Amendment No. 1 and Agreement Effective Date.

(b) As of the Amendment No. 1 and Agreement Effective Date, Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and acknowledges and agrees to be bound by all covenants, agreements and acknowledgments in the Credit Agreement and any other Loan Document and to perform all obligations and duties required of it by the Credit Agreement.

(c) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(d) The execution, delivery and effectiveness of this Amendment No. 1 and Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(e) This Amendment No. 1 and Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

Section 6. Acknowledgement of Guarantors

The Guarantors acknowledge and consent to all terms and conditions of this Amendment No. 1 and Agreement and agree that this Amendment No. 1 and Agreement and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Loan Documents.

Section 7. Execution in Counterparts

This Amendment No. 1 and Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment No. 1 and Agreement.

Section 8. Lender Signatures

Each Lender that signs a signature page to this Amendment No.1 shall be deemed to have approved this Amendment No.1 and shall be further deemed for the purposes of the Loan Documents to have approved this Amendment No.1. Each Term Lender that signs a signature page in clause (2)(A) of the signature page below has approved the Agreement to Decline. Each Lender signatory to this Amendment agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Amendment, but agrees that a copy of such signature page may be delivered to the Borrower and the Administrative Agent.

Section 9. Governing Law

This Amendment No. 1 and Agreement shall be governed by and construed in accordance with the law of the State of New York.

Section 10. Section Titles

The section titles contained in this Amendment No. 1 and Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, subclause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, subclause or subsection is a reference to such clause, subclause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, subclause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

Section 11. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 12. Severability

The fact that any term or provision of this Amendment No. 1 and Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 13. Successors

The terms of this Amendment No. 1 and Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 14. Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT NO. 1 AND AGREEMENT OR ANY OTHER LOAN DOCUMENT.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 and Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners, GP, LLC, its General Partner

By:
Name:
Title:

Guarantors:

ATLAS ARKANSAS PIPELINE, LLC
ATLAS CHANEY DELL, LLC
ATLAS MIDKIFF, LLC
ATLAS PIPELINE MCKEAN, LLC
ATLAS PIPELINE NEW YORK, LLC
ATLAS PIPELINE OHIO, LLC
ATLAS PIPELINE PENNSYLVANIA, LLC
ATLAS PIPELINE TENNESEE, LLC
ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.
ATLAS PIPELINE MID-CONTINENT LLC
ELK CITY OKLAHOMA PIPELINE, L.P.
ELK CITY OKLAHOMA GP, LLC,
MID-CONTINENT ARKANSAS PIPELINE, LLC
NOARK PIPELINE SYSTEM, LIMITED PARTNERSHIP
NOARK ENERGY SERVICES, L.L.C.
OZARK GAS GATHERING, L.L.C.
OZARK GAS TRANSMISSION, L.L.C.

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

We hereby agree to:

Check one:

(1) Revolver Lenders Only:

All of the amendments contained in the Amendment on the Amendment No. 1 and Agreement Effective Date.

(2) Term Lenders Only:

(A) All of the amendments contained in the Amendment on the Amendment No. 1 and Agreement Effective Date, including the Agreement to Decline.

OR

(B) All of the amendments contained in the Amendment on the Amendment No. 1 and Agreement Effective Date, excluding the Agreement to Decline.

[ ], as a

[Term Loan] [Revolver Loan] Lender

By:
Name:
Title: